Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-215833-02) of our report dated February 22, 2018, relating to the financial statements of CenterPoint Energy Resources Corp., which is incorporated by reference in the Prospectus and is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

September 24, 2018